                                                                    Exhibit 21
                                                                    ----------

                                  OneWave, Inc
                              List of Subsidiaries
                              --------------------


The following is a list of all subsidiaries of OneWave, Inc., their jurisdiction of incorporation, and the name(s) under which they do business:


                                                                     Name(s) under which
Subsidiary                    Jurisdiction of Incorporation          subsidiary does business
-------------------------   ----------------------------------     -------------------------------

 OneWave Securities           Massachusetts                          OneWave Securities
 Corporation                                                         Corporation